Exhibit 16.1

1500 – 1140 W. Pender Street
Vancouver, BC  V6E 4G1
TEL 604.687.4747 l FAX 604.689.2778

700 – 2755 Lougheed Hwy.
Port Coquitlam, BC  V3B 5Y9
TEL 604.941.8266 l FAX 604.941.0971

200 – 1688 152 Street
Surrey, BC  V4A 4N2
TEL 604.531.1154 l FAX 604.538.2613

WWW.DMCL.CA

November 26, 2021

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We are the former independent registered public accounting firm for Vitaxel Group Limited (the “Company”).   We have been furnished with a copy of the Company's Form 8-K dated November 29, 2021 disclosing our dismissal as independent registered public accountants of the Company. We confirm our agreement with the statements made in such disclosure insofar as they relate to our firm. We are not in a position to agree or disagree with the statements in such disclosure regarding the appointment of or consultations with new independent registered public accountants by the Company.

Yours truly,

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver • Tri-Cities • Surrey • Victoria